UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 9, 2012

Date of Report (Date of earliest event reported)

Yelp Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35444	20-2854266
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)

706 Mission Street

San Francisco, CA 94103

(Address of principal executive offices, including zip code)

(415) 908-3801

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 9, 2012, Yelp Inc. (the “Company”) entered into an Office Lease (the “Lease”) to lease space for its corporate headquarters located in San Francisco, California from Stockbridge 138 New Montgomery LLC (the “Landlord”). Pursuant to the Lease, the Company will lease premises containing 98,144 square feet of space at 140 New Montgomery Street for a term of eight years beginning October 1, 2013.

Under the Lease, the Company is obligated pay annual base rent in the amounts listed below:

Lease Year (beginning October 1, 2013)	Annual Base Rent
1	$ 5,299,776.00
2	$ 5,458,769.28
3	$ 5,622,532.36
4	$ 5,791,208.33
5	$ 5,964,944.58
6	$ 6,143,892.92
7	$ 6,328,209.70
8	$ 6,518,056.00

In connection with the entry into the Lease, the Company is obligated to deliver a letter of credit to the Landlord in the amount of $3,974,832. The Company is entitled to a one-time tenant improvement allowance in the amount of $5,888,640.

The foregoing description of the Lease is a summary, is not complete, and is qualified in its entirety by reference to the actual Lease, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	The following exhibit is filed with this report on Form 8-K:

Exhibit Number	Description

10.1	Office Lease, dated May 9, 2012, by and between Stockbridge 138 New Montgomery LLC and Yelp Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Yelp Inc.

Date: May 10, 2012	By:	/s/ Laurence Wilson
Laurence Wilson
General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Office Lease, dated May 9, 2012, by and between Stockbridge 138 New Montgomery LLC and Yelp Inc.